Exhibit 10.2

March 10, 2026

Holder of Warrants to Purchase Common Stock issued on March 27, 2024 and November 25, 2024

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the registered direct offering on or about the date hereof (the “Offering”) by BioXcel Therapeutics, Inc. (the “Company”) of its securities (collectively, the “Securities”).

This letter confirms that, in consideration for (i) the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”) and (ii) $173,135.38 (the “Cash Consideration”), payable by wire transfer in immediately available funds, the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrants to purchase up to (a) 534,087 shares of Common Stock at an exercise price of $9.136 per share issued on March 27, 2024, (b) 4,639 shares of Common Stock at an exercise price of $51.20 per share issued on March 27, 2024 and (c) 846,354 shares of Common Stock at an exercise price of $7.68 per share issued on November 25, 2024 (collectively, the “Existing Warrants”), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $1.614 per share, and (ii) amending the expiration date of the Existing Warrants to five (5) years following the closing date of the Offering, and if such date is not a Trading Day (as such term is defined in the applicable Existing Warrant), the next Trading Day (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, (ii) the Holder does not satisfy the Purchase Commitment, or (iii) the Holder fails to pay the Cash Consideration, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOXCEL THERAPEUTICS, INC.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to Warrant Amendment Agreement]